Exhibit 99.1

November 12, 2013

Contacts:

JOHN H. PELUSI, JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com

HFF, Inc. Announces Succession Plan for CEO of the Company and the Managing Member of the Operating Partnerships

PITTSBURGH, PA – HFF, Inc. (NYSE: HF) (the Company) and its Operating Partnerships, Holliday Fenoglio Fowler, L.P. (HFF LP) and HFF Securities L.P. (HFF Securities and, collectively with HFF LP, the Operating Partnerships) announced today the voluntary resignation of John H. Pelusi, Jr. as the Chief Executive Officer (CEO) and Vice Chairman of the Company and the Managing Member of the Operating Partnerships, both effective April 1, 2014. Mr. Pelusi is a founding member of the firm and has served as CEO of the Company and managing member of the Operating Partnerships since the Company’s initial public offering. The Company and the Operating Partnerships also announced that Mark D. Gibson would succeed Mr. Pelusi as CEO of the Company and Joe B. Thornton, Jr. would succeed Mr. Pelusi as Managing Member of the Operating Partnerships, also effective April 1, 2014. Mr. Thornton will become President of the Company on that date as well. Mr. Gibson and Mr. Thornton are also founding members of the firm and have held the position of executive managing director of HFF LP since 2003. Both also serve on the executive committee of HFF LP and as Vice Chairman of the Board of the Company. Together, Mr. Gibson, Mr. Thornton and Mr. Pelusi, along with the leadership team of the Operating Partnerships, crafted the company’s successful growth strategy.

Business Comments - Succession Plan for CEO of the Company and the Managing Member of the Operating Partnerships

“We want to thank John Pelusi for his outstanding service as our CEO and for his many years of contribution to the success of the Company since its inception in 2006 and its Operating Partnerships since 1998. His decision to retire as CEO ends a remarkable period of extraordinary service to the Company and its stockholders. Under John’s thoughtful leadership the Company has successfully implemented a strategy that has resulted in outstanding growth in share price over the past five years for our stockholders and the Company is well-positioned for the future. While

HFF, Inc. Announces Succession Plan for CEO of the Company and Managing Member of the Operating Partnerships

we are disappointed in John’s decision to retire as CEO, we are grateful for his personal commitment to ensure the successful and smooth transition of leadership to Mark Gibson and Jody Thornton. We are delighted that John will continue as a transaction professional and significant contributor to the firm. We would also like to thank John for his unwavering commitment and service to the clients of the Operating Partnerships, the stockholders of the Company and the associates of the Operating Partnerships,” said Deborah McAneny, Lead Director of the Board.

“Mark Gibson and Jody Thornton have been an integral part of the success of the Company and the Operating Partnerships since their inception. Their track record of leadership and success in their prior roles has been, and will continue to be, invaluable to the Company. Their succession to these important roles is pursuant to the detailed succession plans developed by the Board and management. We are very fortunate that Mark and Jody are ready and willing to assume these new responsibilities and believe they are superbly qualified to lead HFF into the future,” said Ms. McAneny.

“I am committed to remain fully engaged to accomplish a smooth and complete transition of the CEO duties, the managing member duties and the leadership roles I have had the privilege of undertaking within the Company and the Operating Partnerships,” said John H. Pelusi, Jr., the Company’s CEO. “I will remain forever grateful for the opportunity to serve our clients, the Board and stockholders, and each and every associate of the Operating Partnerships. I will remain forever indebted to each of them for the ability they afforded me in playing a small role in the creation and development of the very best commercial real estate intermediary in the U.S. Collectively, with John Fowler, Mark Gibson, Jody Thornton and each member of our leadership team and all of our associates, we are very proud of the chapters we have written together, and I look forward to the many chapters that will be written by them and all of our associates in the Operating Partnerships in 2014 and beyond. I stand ready to assist, in any and all ways possible, to ensure a smooth and successful transition for the clients of the Operating Partnerships as well as every associate of the Operating Partnerships in their service to their clients, and the Company and its stockholders,” said Mr. Pelusi.

“I want to thank John Pelusi for his tireless efforts to lead the Company to the strong position it now holds. I am humbled by the Board’s confidence in me and I look forward to continuing to build, together with Jody Thornton,

HFF, Inc. Announces Succession Plan for CEO of the Company and Managing Member of the Operating Partnerships

the executive committee and the leadership team of HFF, on the many strengths of the company. Jody and I are committed to continue the growth strategy that the Company has been pursuing,” said Mark Gibson.

“The Board’s and John’s efforts have certainly put the Company in a leadership position in our industry. I am looking forward to working with Mark Gibson to ensure a continuity of extraordinary service to our clients and a culture of opportunity and advancement,” said Joe B. Thornton, Jr.

About Mark D. Gibson, Joe B. Thornton and HFF, Inc.

Mark D. Gibson

Mr. Gibson became a director and Vice Chairman of HFF, Inc. in November 2006. Mr. Gibson agreed to resign from his directorship in May 2009 to ensure that the Company remained in compliance with the listing standards of the New York Stock Exchange at such time, and he was re-elected to the Board as a director and Vice Chairman in October 2009. Mr. Gibson is one of the Company’s founding partners, having joined the Company’s predecessor firm, Holliday Fenoglio & Company, in 1984. Mr. Gibson has held the position of executive managing director of HFF LP since 2003, served as a member of either HFF LP’s executive and/or operating committee, when each was the governing committee, from 2003 to 2010 and has served as a member of HFF LP’s newly-formed executive committee since 2010. Mr. Gibson also served as the co-office head of our Dallas office from 2003 through 2010 and currently leads the Company’s investment sales, HFF Securities and investment banking business lines. He has also been a member of the operating committee of HFF Holdings LLC (HFF Holdings) since 2003. Mr. Gibson is a member of IOPC Gold in the Urban Land Institute; chairman of the University of Texas Real Estate Finance and Investment Center; a member of the board of visitors at UT Southwestern University Hospitals and Clinics; member of the McCombs School of Business Advisory Council at The University of Texas at Austin; board member of Baylor Health Care System Foundation; Board Member and Program Chair for AFIRE; past chairman of the Real Estate Council of Dallas (2011-2012); member of both ICSC and NAIOP; and a member of Young Presidents Organization. Mr. Gibson graduated in 1981 from the University of Texas at Austin with a B.B.A. in Finance.

Joe B. Thornton, Jr.

Mr. Thornton became a director and a Vice Chairman of HFF, Inc. in November 2006. In addition, he holds the position of executive managing director of HFF LP. Mr. Thornton has served as a member of the executive

HFF, Inc. Announces Succession Plan for CEO of the Company and Managing Member of the Operating Partnerships

committee of HFF LP since 2010 and currently leads the Company’s note sales line of business. Previously, Mr. Thornton served as a member of either HFF LP’s executive and/or operating committee, when each was the governing committee, from 2003 to 2010 and also served as co-head of the Company’s Dallas office during that time period. Mr. Thornton has also been a member of the operating committee of HFF Holdings since 2003. Mr. Thornton joined HFF LP’s predecessor firm, Holliday Fenoglio, Inc., in March 1992. He has held several senior positions with the firm, including Board member and principal. Prior to 1992, he was a senior vice president of The Joyner Mortgage Company, Inc., where he was responsible for the origination of commercial mortgage and equity transactions, and a senior accountant with the Audit Division of Peat Marwick Mitchell & Co. Mr. Thornton is a Member of the Commercial Real Estate/Multifamily Finance Board of Governors (COMBOG) for the MBA and an Executive Council Member of the UT Real Estate Finance & Investment Center at the University of Texas. Mr. Thornton is a licensed Real Estate Salesman in the State of Texas. Mr. Thornton graduated from the University of Texas at Austin with a B.B.A. in Accounting in 1982.

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 21 offices nationwide and is one of the leading and largest full-service commercial real estate financial intermediaries in the U.S. providing commercial real estate and capital markets services to both the users and providers of capital in the commercial real estate sector. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, private equity and structured finance, investment banking and advisory services, loan sales and commercial loan servicing.

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt

HFF, Inc. Announces Succession Plan for CEO of the Company and Managing Member of the Operating Partnerships

markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

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